Exhibit 99.5

Notice of Withdrawal
HALLIBURTON COMPANY
Offer to Exchange Up to
135,627,000 Shares of Common Stock of
KBR, INC.
Which are Owned by Halliburton Company for
Outstanding Shares of Common Stock of
HALLIBURTON COMPANY

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 29, 2007 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

The undersigned acknowledges receipt of the Prospectus — Offer to Exchange, dated March 2, 2007, as may be amended from time to time (the “Prospectus — Offer to Exchange”), of Halliburton Company, a Delaware corporation (“Halliburton”), for the offer to exchange up to 135,627,000 shares of common stock, par value $0.001 per share (“KBR common stock”), of KBR, Inc., a Delaware corporation (“KBR”), in the aggregate for outstanding shares of Halliburton common stock that are validly tendered and not properly withdrawn in the exchange offer. All withdrawals of shares of Halliburton common stock, par value $2.50 per share (“Halliburton common stock”), previously tendered in the exchange offer must comply with the procedures described in the Prospectus — Offer to Exchange under “The Exchange Offer — Withdrawal Rights.”

The undersigned has identified in the table below the shares that it is withdrawing from the exchange offer:

HALLIBURTON COMMON STOCK TO BE WITHDRAWN
Certificated Shares		Direct Registration Shares
	Number of Shares to be	Number of Shares to be
	Withdrawn and Date(s) such	Withdrawn and Date(s) such
Share Certificate Number(s)	Shares were Tendered	Shares were Tendered

TOTAL NUMBER OF SHARES OF COMMON STOCK WITHDRAWN:
* If any shares of Halliburton common stock were tendered through The Depository Trust Company (DTC), please provide the DTC Participant Number. This form should only be used for withdrawals of shares delivered through DTC if the undersigned needs to withdraw shares on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such shares.

You may transmit this Notice of Withdrawal to the exchange agent of the exchange offer by facsimile transmission at (201) 680-4626, Mellon Investor Services LLC, confirm the receipt of such facsimile transmission at (201) 680-4860.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, do not submit this form to Mellon Investor Services LLC. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. You should consult the institution through which you hold your shares regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to Mellon Investor Services LLC on your behalf before 12:00 midnight, New York City time, on the expiration date.

This notice of withdrawal must be signed below by the registered holder(s) of the shares of Halliburton common stock tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated: _ _, 2007

DTC Participant Number (applicable for shares tendered through DTC only):

Halliburton will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of Halliburton, KBR, the dealer managers, the exchange agent, the information agent or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.

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